SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2008

SECURITY INTELLIGENCE TECHNOLOGIES, INC.
Exact name of Company as specified in its charter)

Florida	000-31779	65-0928369
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
Formation)

145 Huguenot Street, New Rochelle, NY	10801
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (914)-654-8700

Item 1.03 Bankruptcy or Receivership

On May 29, 2008 Security Intelligence Technologies, Inc.’s board of directors approved the filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. The petition was filed on May 30, 2008 in the United States Bankruptcy Court, Southern District of New York. The corporation is continuing to operate its business as a “debtor-in-possession” in accordance with applicable provisions of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly authorized and caused the undersigned to sign this Report on the Company’s behalf.

SECURITY INTELLIGENCE TECHNOLOGIES, INC.

By:	/s/ BEN JAMIL
Ben Jamil, President and Chief Executive Officer

Dated: June 2, 2008